SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2010

EFL OVERSEAS, INC.

(Name of Small Business Issuer in its charter)

Nevada	333-155277	26-3062721
(State of incorporation)	Commission File No.	IRS Employer
Idenfication No.

112 North Curry Street, Carson City, NV 89703-4934

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:                     (775) 284-3708

_________________________________________________

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On March 8, 2010 we expanded the number of members of our Board of Directors from two to three and appointed Herbert T. Schmidt, CPA as a member of our Board of Directors.

Since October 2007, Mr Schmidt has served as Chief Financial Officer and Director of Strongbow Resources Inc., a publicly traded corporation focused on the development of natural resources. Since 2001, he has also served as the Director of Finance and Administration for the SLC Companies, a celebrity-based business distributing products endorsed by Suzanne Somers. Prior to 2001, Mr Schmidt was the Accounting Manager for Miod and Company, a Los Angeles forensic accounting firm, and served as the Chief Financial Officer of Com-Net Industries, a California networking pioneer. Earlier in his career, as Controller for Klausner Transportation Company, Mr. Schmidt wrote the original business plan for L.A Gear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	March 9, 2010	EFL OVERSEAS, INC.

By:	/s/ Gabriel Jones
Gabriel Jones
Principal Executive Officer.